Exhibit No. 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 31, 2005, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-127159) and related Prospectus of Predix Pharmaceuticals Holdings, Inc. for the registration of its common stock.

KOST, FORER, GABBAY & KASIERER
Tel Aviv, Israel	A Member of Ernst & Young Global
September 8, 2005	Independent registered public accounting firm